                                                                      Exhibit 99







THE BURLINGTON NORTHERN AND
SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES


Financial Statements as of and for the years ended
December 31, 2000 and 1999


Additional information required for Form 5500
for the year ended December 31, 2000

              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                         401(k) PLAN FOR TCU EMPLOYEES

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                    ----
Report of Independent Accountants                                                                     2

Financial Statements:

     Statement of Net Assets Available for Plan Benefits
           at December 31, 2000 and 1999                                                              3

     Statement of Changes in Net Assets Available for Plan Benefits
           for the Years Ended December 31, 2000 and 1999                                             4

Notes to Financial Statements                                                                        5-8

Additional Information:  *

     Schedule H - Schedule of Assets Held for Investment
           Purposes at December 31, 2000                                                              9

* Other supplemental schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

To the Participants and Employee Benefits Committee of
The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU
Employees

In our opinion, the accompanying statement of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP
June 27, 2001

              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                          401(k) PLAN FOR TCU EMPLOYEES

               Statement of Net Assets Available for Plan Benefits

                                 (In thousands)

                                                                 December 31,
                                                      -----------------------------
                                                          2000            1999
                                                      -------------    ------------
Investments, at fair value:
      BNSF Common Stock Fund                          $     5,447 *   $     4,570
      T. Rowe Price Equity Index Trust                     36,440 *        44,162*
      T. Rowe Price Balanced Fund                          18,661 *        19,322*
      T. Rowe Price Stable Value Common Trust Fund         18,848 *        18,056*
      T. Rowe Price Blue Chip Growth Fund                   5,855 *         3,139
      T. Rowe Price Short-term Bond Fund                    1,400           1,216
      T. Rowe Price Equity Income Fund                      1,477             971
      T. Rowe Price International Stock Fund                  940             643
      Loans to Participants                                 2,601           2,744
                                                     -------------    ------------
           Total investments                               91,669          94,823

Receivables:

           Participant contributions                          172             189
                                                     -------------    ------------

Net assets available for plan benefits                $    91,841     $    95,012
                                                     =============    ============

       * Represents 5% or more of net assets available for plan benefits.


              See accompanying notes to the financial statements.

              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                          401(k) PLAN FOR TCU EMPLOYEES
         Statement of Changes in Net Assets Available for Plan Benefits

                                 (In thousands)

                                                                                      Year Ended December 31,
                                                                                   -----------------------------
                                                                                       2000               1999
                                                                                   ----------         ----------
Investment income:
         Net appreciation (depreciation) in fair value of investments (Note 3)     $   (3,933)        $    7,974
         Dividends                                                                      2,617              2,062
         Interest                                                                         230                226
                                                                                   ----------         ----------
                Total investment income (loss)                                         (1,086)            10,262

Participant contributions                                                               5,058              5,303
Benefit payments to participants                                                       (5,413)            (4,432)
Net plan transfers                                                                     (1,730)                 -
                                                                                   ----------         ----------

Net increase (decrease) in investments                                                 (3,171)            11,133

Net assets available for plan benefits:
         Beginning of year                                                             95,012             83,879
                                                                                   ----------         ----------
         End of year                                                               $   91,841         $   95,012
                                                                                   ==========         ==========

               See accompanying notes to the financial statements.

              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                         401(k) PLAN FOR TCU EMPLOYEES

                         Notes to Financial Statements

Note 1: Description of and Amendment to the Plan

In December 1999, the Burlington Northern 401(k) Plan for TCU Employees, established January 2, 1986, was amended to provide for a change in name effective January 1, 1997 to The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees (the Plan).

In December 1999, the Plan was also amended to provide for, among other things, the following changes:

 .    Mandatory lump sum distribution of accounts up to $5,000 upon termination of employment, rather than the previous requirement of $3,500 effective December 14, 1999;
 .    Participant loans to bear interest at 1% above the prime rate, rather than at a rate determined by the Review Committee effective December 14, 1999;
 .    Cessation of hardship withdrawal rollovers as of January 1, 2000;
 .    Automatic revocation of spousal beneficiary designations in cases of divorce effective January 1, 1997; and
 .    Transfers of account balances to and from other BNSF plans in cases of employee transfers effective January 1, 1997.

In August 2000, the Plan was amended to provide for the following change:

 .    With respect to any investment fund other than the BNSF Common Stock fund,
     T. Rowe Price Retirement Plan Services, Inc. (the Trustee) will exercise voting, tendering and similar rights granted to a participant's or beneficiary's investment in such investment fund in accordance with the directions of the Review Committee.

The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

General
The purpose of the Plan is to offer eligible members of the Transportation Communications Union (the Union) who are employees of The Burlington Northern and Santa Fe Railway Company (BNSF Railway or the Employer) who are covered by the collective bargaining agreement of the former Burlington Northern Railroad Company and the Union a means to adopt a regular savings program and to provide a supplement to their retirement income. BNSF Railway is a wholly owned subsidiary of Burlington Northern Santa Fe Corporation (BNSF). The Plan is administered by the Review Committee, two members of which are appointed by the Company and two members of which are appointed by the Union. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

An employee is eligible to participate in the Plan as soon as administratively practicable after becoming a qualified employee and completing 60 days of employment as a qualified employee. If a former participant is re-employed, the employee will again become eligible to participate on the date the employee again becomes a qualified employee. Eligible employees may become participants in the Plan by authorizing regular payroll deductions and designating an allocation method for such deductions.

Contributions
"Certified Earnings" as defined under the Plan is the total of salary, base pay plus overtime earnings, and deferrals under the Plan excluding allowances or reimbursements for expenses, severance benefits, and certain other benefit payments as set forth in the Plan. In addition to the certified earnings described above, a participant may elect to contribute 100 percent of unused sick pay to the Plan. The Plan provides that the annual compensation of each employee taken into account under the Plan for any year may not exceed a limitation pursuant to requirements of the Internal Revenue Code (IRC). During the 2000 plan year, the limitation was $170,000.

The maximum limitation on total before-tax employee contributions is 25 percent of compensation. Employee elected contributions with respect to Certified Earnings are made by means of regular payroll deductions.

Contributions are invested at the participant's direction in shares of the BNSF Common Stock Fund and/or the following T. Rowe Price investment funds: Equity Index Trust, Balanced Fund, Short-term Bond Fund, Blue Chip Growth Fund, Equity Income Fund, International Stock Fund, and Stable Value Common Trust Fund. Participants may allocate their contributions to any or all of the investment funds in multiples of 1 percent. Participants may reallocate amounts from one fund to another within certain guidelines as described in the Plan agreement.

During the 2000 plan year, in accordance with the provisions of the IRC, no participant could elect more than $10,500 in before-tax contributions. In addition, the Plan provides that annual contributions for highly compensated employees (as defined by law) may be limited based on the average rate of contributions for lower paid employees. Contributions with respect to any participant may be reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the IRC, which imposes additional limitations on contributions and benefits with regard to employees who participate in other defined contribution plans.

Vesting
Participants are immediately vested in all contributions and earnings thereon.

Participant Loans
Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lessor of $50,000 or 50 percent of their vested account balance. Loan terms can be up to five years. Participants may have only one loan outstanding at any time. Loans are repaid by payroll deduction for active employees or by check for inactive employees and interest is credited to the participant's accounts based on their investment allocation. The loans are secured by the participant's entire interest in the Plan and bear interest at the prime rate plus 1 percent. Interest rates on loans outstanding as of December 31, 2000, ranged from 7 to 10.50 percent.

Payment of Benefits
Subject to certain restrictions of the Plan, including those imposed by the IRC, a participant may, at any time, elect to withdraw all or a specified portion of the value of the participant's account in the Plan, but not including earnings on before-tax contributions credited after December 31, 1988. A participant may be eligible for a hardship withdrawal upon meeting the Internal Revenue Service
(IRS) requirements for such a withdrawal.

The full value of a participant's account becomes available upon termination of employment, permanent disability, or death.

A participant may elect to receive a distribution of his account, other than a withdrawal, as a lump sum, in installments or as an annuity. Distributions generally occur or commence no later than as soon as reasonably practicable following the later of the time when a participant attains age 65 or terminates employment. A participant who terminates employment prior to age 65 may request a distribution at any time prior to attainment of age 65. By law a distribution of benefits must occur or commence no later than April 1 of the calendar year following the later of the year when a participant attains age 70 1/2 or retires. In the event of the death of a participant, the participant's account is distributed to his beneficiary. Lump sum distributions are required for all distributions of up to $5000.

Plan Transfers
Participants of the Plan who change positions and become eligible for another company sponsored plan were able to transfer their balances beginning in 2000. In the future this will be an annual transfer on a date selected by the Plan.

Plan Expenses
All administrative expenses of the Plan are paid by the Employer.

Plan Amendment and Termination
The Plan may be amended at any time. No such amendment, however, may adversely affect the rights of participants in the Plan with respect to contributions made prior to the date of the amendment. In the event the Plan is terminated, each participant shall receive the full amount of Plan assets in their account.

The Plan is subject to the provisions of ERISA applicable to defined contribution plans. Since the Plan provides for an individual account for each participating employee and for benefits based solely on the amount contributed to the participating employee's account, and any income, expenses, gains and losses attributed thereto, Plan benefits are not insured by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

Note 2: Significant Accounting Policies

The following accounting policies, which conform with generally accepted accounting principles and with the requirements of ERISA, have been used consistently in the preparation of the Plan's financial statements.

Basis of Accounting
The financial statements of the Plan are prepared under the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition
Investments in common stock are valued at quoted market prices; investments in registered investment companies are valued at the quoted net asset value of the respective investment company; investments in collective investment trusts are carried at fair value; and loans to participants are valued at cost which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded when earned. Net appreciation (depreciation) in the fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) on investments. Upon the sale of assets, realized gains or losses are recorded as follows: (1) for assets held at the beginning of the year - the difference between net proceeds received and their fair value at the beginning of the year; and (2) for assets acquired during the year - the difference between net proceeds received and the average acquisition cost. Unrealized gains or losses are recorded based on the difference between the current value of assets held at the end of the year, and their current value at the beginning of the year, or average acquisition cost for assets acquired during the year.

Payment of Benefits
Benefits are recorded when paid.

Note 3: Net Appreciation (Depreciation) in Fair Value of Investments

The Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows (in thousands):

                                                                          Year Ended December 31,
                                                                         ------------------------
                                                                          2000             1999
                                                                         -------         --------
    Common stock                                                         $ 1,060         $(1,271)
    Registered investment companies                                       (4,993)          9,245
                                                                         -------         -------
        Net appreciation (depreciation) in fair value of investments     $(3,933)        $ 7,974
                                                                         =======         =======

Note 4: Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for plan benefits from the financial statements to the Form 5500 (in thousands):

                                                                          Year Ended December 31,
                                                                     ---------------------------------
                                                                          2000               1999
                                                                     --------------     --------------
       Net assets available for plan benefits from the
             financial statements                                    $       91,841     $       95,012
       Amounts related to withdrawing participants                             (174)               (23)
                                                                     --------------     --------------
       Net assets available for plan benefits from Form 5500         $       91,667     $       94,989
                                                                     ==============     ==============


The following is a reconciliation of benefit payments to participants from the financial statements to the Form 5500 (in thousands):

                                                                       Year ended
                                                                      December 31,
                                                                    ---------------
                                                                         2000
                                                                    ---------------

       Benefit payments to participants from the financial
             statements                                              $        5,413
       Add: Amounts related to withdrawing participants at
             December 31, 2000                                                  174
       Less: Amounts related to withdrawing participants
             at December 31, 1999                                               (23)
                                                                     --------------
       Benefits paid to participants from the Form 5500              $        5,564
                                                                     ==============


Amounts related to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2000, but not yet paid as of that date.

Note 5: Related Parties

The Trustee of the Plan assets provides investment advisory and recordkeeping services. The Plan invests in shares of mutual funds managed by T. Rowe Price Associates, Inc. (T. Rowe Price). Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

Note 6: Tax Status

BNSF Railway received a determination letter on May 2, 2001 from the Internal Revenue Service (IRS) which stated that the Plan, as amended, was a qualified plan under the IRC. This determination letter does not cover the fifth amendment to the Plan and BNSF Railway has requested a correction to the letter. BNSF Railway believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC and that, therefore, the Plan continues to qualify under Section 401(a) and (k) of the IRC.

In accordance with IRC Section 401(k), amounts deducted from participants' salaries as before-tax contributions are not taxable to the participants until withdrawn or distributed. Income and gains on contributions applicable to participants are not taxable to participants until withdrawn or distributed.

         SCHEDULE H - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 2000
                                (In thousands)

The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees, EIN 41-6034000

Attachment to Form 5500, Schedule H, Line 4I:

                                                                                                             Current
                        Identity of Issue                            Investment Type                          Value
      -------------------------------------------------     ----------------------------------        -----------------------
*      BNSF Common Stock Fund                                Company Stock                             $            5,447

*      T. Rowe Price Equity Index Trust                      Registered Investment Company                         36,440

*      T. Rowe Price Balanced Fund                           Registered Investment Company                         18,661

*      T. Rowe Price Stable Value Common Trust Fund          Collective Investment Trust                           18,848

*      T. Rowe Price Blue Chip Growth Fund                   Registered Investment Company                          5,855

*      T. Rowe Price Short Term Bond Fund                    Registered Investment Company                          1,400

*      T. Rowe Price Equity Index Fund                       Registered Investment Company                          1,477

*      T. Rowe Price International Stock Fund                Registered Investment Company                            940

*      Loans to Participants                                 7.00 - 10.50 percent                                   2,601
                                                             Maturing through January 1, 2006
                                                                                                      -------------------

          Total assets held for investment purposes                                                 $              91,669
                                                                                                      ===================

*      Party in Interest